Exhibit 99.01

Ambac Assurance Corp.	November 9, 2007

FREQUENTLY ASKED QUESTIONS

I. AMBAC’S FINANCIAL STRENGTH	Page 2
• CAPITAL
• LIQUIDITY
• RATING AGENCIES

II. AMBAC’S MARK-TO-MARKET AND RESERVES	Page 4
• MARK-TO-MARKET ON CDS CONTRACTS
• ULTIMATE LOSSES AND POTENTIAL LOSSES

III. THE MARKET	Page 8
• NEW BUSINESS GENERATION
• AMBAC’S CDS SPREADS
• STOCK PRICE

IV. OTHER	Page 10
• RMBS-RELATED QUESTIONS

Ambac Assurance Corp.	November 9, 2007

FREQUENTLY ASKED QUESTIONS

I. AMBAC’S FINANCIAL STRENGTH

A. CAPITAL

1.	How much “excess capital” does Ambac have?

Ambac’s “excess capital” is defined as the amount of its capital in excess of that required by the rating agencies for it to maintain its AAA ratings. Today, Ambac has excess capital, relative to the requirements of each of the agencies, based on the latest capital model results published by each agency, of $1.1 billion for S&P, $1.2 billion for Fitch and $1.9 billion for Moody’s.

2.	How much does Ambac have in claims-paying resources?

Ambac’s claims-paying resources totaled $14.2 billion at September 30, 2007. Claims-paying resources are comprised of available resources to pay claims that may ultimately arise.

3.	How can Ambac increase its capital and/or capital cushion?

•	Over time as exposures amortize or are refunded and through investment earnings less expenses;

•	By modifying the mix of currently originated business to favor those lines of business attracting less capital (more public finance and less structured finance);

•	By writing higher rated business (less BBBs, for instance) that will attract less capital;

•	Through reinsurance on new and existing transactions;

•	By raising additional hybrid debt or additional “contingent capital”; and

•	By raising additional equity capital

B. LIQUIDITY

1.	What are Ambac’s sources of liquidity?

Ambac’s liquidity resources include:

•	Cash flow from operations;

•	Repurchase agreements;

•	Investment grade (primarily AAA/Aaa) $10.4 billion investment portfolio;

•	A $400 million committed bank facility (available to both Ambac Financial Group and Ambac Assurance), which was renewed in July, 2007 with a term of 5 years.

2.	Does Ambac have any plan to reduce the amount of its dividend?

Ambac does not anticipate reducing its common stock dividend.

Ambac Assurance Corp.	November 9, 2007

3.	Are there liquidity demands related to the guarantees that Ambac has outstanding on the RMBS and CDO book?

Ambac’s financial guaranty policies and credit default swap contracts are designed to limit liquidity demands. Our policies and CDS contracts generally require Ambac to pay scheduled interest and ultimate principal in the event of a loss. Ambac’s policyholders do not have the right to accelerate payments.

C. RATING AGENCIES

1.	Is Ambac on Watch for downgrade on its AAA ratings from S&P, Moody’s or Fitch?

Ambac is not on Credit Watch by any of the agencies. We continue to have active and open dialogue with the rating agencies on a variety of topics, including the status of our credit derivative portfolio. For the latest published reports by the agencies on Ambac, please visit Ambac’s website at www.ambac.com

2. Does Ambac rely on transaction ratings from the rating agencies in approving and giving internal ratings to the transactions that it guarantees?

Ambac does not rely on the agencies in either approving transactions or assigning internal ratings to the deals it approves. We conduct our own independent analysis of each transaction and the transaction is reviewed by one of our respective Senior Credit Committees pursuant to our credit process and policies. The Committee also evaluates the recommended rating for the transaction at that time. Closed transactions are analyzed by our Portfolio Risk Management Group; and our original internal ratings are confirmed or revised, as appropriate.

Ambac Assurance Corp.	November 9, 2007

II. AMBAC’S MARK-TO-MARKET AND RESERVES

A. MARK-TO-MARKET (“MTM”) ON CDS CONTRACTS

1.	How does Ambac calculate mark-to-market (“MTM”) on its CDS business and what does it mean?

Broadly speaking, Ambac’s MTM is the change in the present value of what it estimates it can charge on the notional amount for issuing the CDS versus the contractual rate. For example, if the estimated premium rate doubles, then Ambac will suffer a negative MTM of that increase, equal to the present value of the difference over the life of the CDS.

2.	Explain the difference between how Ambac marks to market its CDS portfolio and the way that an investment bank would mark its portfolio to market.

Typically, investment banks are holding investment securities in their trading portfolio and must mark to market the change in value. In contrast, Ambac will retain its obligations for the life of the contract (just as it does with a financial guarantee policy). Therefore, absent any real credit losses, any MTM adjustments will reverse over time.

Additional potential sources of the difference between Ambac’s mark and marks of the banks are based on structural distinctions and include:

1.	Composition of the collateral. Ambac has noted that later vintage high-grade ABS CDOs (particularly those with 2007 and late 2006 vintage underlying collateral) and high-grade ABS CDOs that have a larger inner CDO component have suffered more severe MTM losses.

2.	Subordination and structure. The amount of first loss subordination and credit migration triggers also can impact the market value of the senior tranche. In general, Ambac requires a thicker layer of AAA subordination than is typical in the market, substantially reducing MTM.

3.	Contract terms may also impact the estimate of fair value. Ambac’s CDS contracts are highly modified from a standard CDS used by investment banks. The variations provide significant value to Ambac, particularly in difficult markets. The key characteristics of the Ambac CDS are:

(a)	Pay as You Go. Unlike the standard CDS contract written by many in the synthetic CDO market, Ambac’s CDS contracts are written on a “pay as you go” basis. Therefore, upon a default event under the contract, Ambac is generally responsible only for paying timely interest and ultimate principal until maturity or liquidation.

(b)	Control of liquidation rights. In most cases, Ambac, as senior party to the transaction, controls the liquidation rights.

(c)	No physical settlement option. The counterparty on the contract has no physical settlement option (i.e., no option to deliver underlying ABS bonds to Ambac).

(d)	No collateral posting requirement. Ambac’s CDS documentation does not require the posting of collateral either upon a downgrade of Ambac’s rating or upon a downgrade of a bond wrapped by Ambac

4.	Other differences impacting the mark include:

a.	A difference in the nature of the instrument: CDS versus cash bond;

Ambac Assurance Corp.	November 9, 2007

b.	The quality of originators in the collateral pool, and

c.	The quality of the collateral managers.

3.	How does the MTM on Ambac’s CDS portfolio loss affect its capital adequacy or profitability?

As S&P outlined in its October 31, 2007 report (entitled “Significant Mark-to-Market Losses on Credit Derivatives Not Expected to Affect Bond Insurer Ratings”), while bond insurers are required under FASB 133 to mark their credit derivative exposures to market, the mark, in itself, has no effect on Ambac’s capital adequacy. S&P notes that the re-pricing of risk in the mortgage-backed and corporate debt markets is the source of the significant third quarter negative marks to market of the financial guarantors in the third quarter. As S&P notes:

“Mark to market accounting for credit derivatives introduces inconsistent treatment within insurers’ financial statements (relative to the similar risk encompassed in a traditional guarantee arrangement) based solely on the form of the risk assumption agreement and not on the substance of the risk assumed. Moreover, it substitutes market judgment for management’s judgment in setting loss reserves and results in income statement volatility that may have little to do with the actual risk of loss. For these reasons, while Standard & Poor’s assesses the marks for actual credit deterioration, in the absence of it we do not ascribe any analytical significance to these negative marks as relating to our assessments of capital adequacy or profitability.”

We understand that Moody’s and Fitch hold similar views.

Ambac Assurance Corp.	November 9, 2007

B. ULTIMATE LOSSES AND POTENTIAL LOSSES

1.	What percentage of the $550 billion par of guaranteed obligations are represented by direct subprime RMBS and by CDS on ABS CDOs, including the CDO-squared deals?

Ambac’s portfolio is a highly selective sub-segment of the market. Our direct subprime RMBS business represents 1.6% of Ambac’s $550 billion in guarantees outstanding. CDS on ABS CDOs represents 4.8% of the portfolio.

2.	Please explain why Ambac believes it will not pay claims on its Mezzanine ABS CDOs.

Ambac’s view of these insured transactions is based on ongoing and detailed analyses of the individual transactions themselves. In the case of the CDO-squared transactions, for example, this includes a review of all the 15,000+ CUSIPs underlying the inner CDOs which comprise the CDO-squared portfolio. These analyses take account of the particular characteristics of those transactions, e.g., the importance of vintage and the distribution of the individual RMBS securities within the CDOs which underlie the CDO-squared transactions.

We believe that the year of loan origination is particularly important due to deterioration of loan performance from 2006 into 2007 and much better performance in 2005 and 2004. The transaction vintage of the Subprime RMBS transactions underlying Ambac’s CDO-squared transactions breaks out as follows:

•	2004: 17%

•	2005: 48%

•	2006: 33%

•	2007: 2%

In relation to the mezzanine ABS CDO, the subordination of approximately 49% implies that the transaction would not produce a claim to Ambac if 49% of the RMBS collateral were totally written off or, alternatively, 49% of each of the underlying BBB mezzanine tranches were written off. Taking into account this subordination plus the beneficial impact of additional structural protection within the ABS CDO, Ambac believes that the risk of loss remains at an investment grade level.

3.	In October, $50 billion of adjustable rate mortgages (ARMs) outstanding in the market reset to new, higher interest rates. What impact does this adjustment have on Ambac’s Subprime RMBS exposures?

We concur with the widely-held consensus that the large wave of resets scheduled for 2007 and 2008 will contribute and most likely have already contributed, to higher levels of defaults unless mortgage refinancing opportunities significantly increase from current levels. However, of the $1.6 billion in direct Subprime RMBS exposure that Ambac has to the 2006 and 2007 vintages, 92% is to fixed rate collateral.

Ambac Assurance Corp.	November 9, 2007

C. SURVEILLANCE

1.	How closely does Ambac monitor the performance of the so-called “inner CDOs” and the RMBS transactions underlying the CDO-squareds?

Ambac closely monitors the performance of all the constituent element of the CDO-squared portfolio. As an indication of this, Ambac has projected the aggregate and time profile of cumulative loss leading to tranche performance for all the 15,000+ CUSIPs underlying the inner CDOs which comprise the CDO-squared portfolio.

Ambac Assurance Corp.	November 9, 2007

III. THE MARKET

A. NEW BUSINESS GENERATION

1.	Has Ambac closed any large deals in the last month?

•	$250 million UPFC (Auto loan ABS, closed November 8, 2007)

•	$2.9 billion National Collegiate Student Loan Trust 2007-3, 2007-4 (“First Marblehead”) (closed September 20, 2007)

•	$455 million FirstEnergy Solutions Corp. (Utility ABS, closed October 4, 2007)

•	$375 million long-term film financing (Commercial ABS, closed November 6, 2007)

•	$500 million Bay Area Toll Authority CA (Toll Revenue, closed October 25, 2007)

•	$522 million Los Angeles CA Department of Water & Power (Electric Revenue, closed October 18, 2007)

•	$192 million Hillsborough County Florida Capital Improvement (Local Sales Tax, closed October 31, 2007)

•	$532 million Pennsylvania Turnpike Commission (Toll Roads Revenue, closed October 25, 2007)

•	$75 million North Carolina Infrastructure Finance Authority (Lease Revenue, closed October 24, 2007)

2.	How do Ambac wrapped bonds differ from unwrapped bonds?

When Ambac issues a policy or CDS on a bond issuance, we conduct a rigorous, in-depth analysis of the structure and originator or collateral manager as part of our own, independent credit underwriting process. This due diligence and underwriting is totally separate from the process of the rating agencies, who are providing their own independent rating on the underlying transaction.

Ambac also has direct involvement in structuring terms of the transactions that it guarantees and will incorporate protective trigger levels and other covenants to ensure the deal can continue to perform even in the event of unexpected stressful situations.

On an ongoing basis, we have direct and regular contact with the company management to monitor trends in business and portfolio performance. We obtain detailed regular reports which are analyzed and tracked by our Portfolio Risk Management group.

3.	What is Ambac doing now in the RMBS and CDO markets?

In the RMBS market, we continue to underwrite deals meeting our criteria. However, current market conditions have decreased the number of opportunities for new business. In CDOs, the focus is primarily in the corporate-backed CDO space (AAA rated).

Ambac Assurance Corp.	November 9, 2007

B. AMBAC’S CREDIT DEFAULT SWAP (“CDS”) SPREADS

1.	Describe the nature of the CDS market as it relates to Ambac, including technical components of the market.

The CDS market for monoline names is a thinly traded market. It is viewed by some as a relatively inexpensive way to hedge the mortgage market. We believe that the majority of the trades in this rapidly growing market over the past six months are written by speculators seeking to hedge long positions in other assets they hold, including mortgage pools and CDOs unrelated to any position held by Ambac.

[See graph in Appendix A.]

In fact, Ambac is not a proxy for the mortgage market: we are not a mortgage guarantor, we did not wrap any of the deals on the ABX index and we have wrapped only a fraction of the hundreds of deals that have been downgraded by S&P, Moody’s and Fitch. Our direct subprime RMBS business represents 1.6% of Ambac’s $550 billion in guarantees outstanding.

C. STOCK PRICE

1.	Does Ambac’s stock price impact Ambac’s ratings or its ability to meet its obligations ?

The rating agencies base our ratings on many factors, including capital adequacy. Ambac’s stock price, however, has no impact on its ratings or its ability to meet its obligations.

2.	To what extent have management and the directors purchased shares since the fall in the price of Ambac stock, as evidence of continued confidence in the company?

Since the window opened on October 26, 2007, directors and executive officers of Ambac have purchased 65,561 shares through November 8, 2007.

Ambac Assurance Corp.	November 9, 2007

IV. OTHER

J. RMBS-RELATED QUESTIONS

1.	Does Ambac have exposure to lead originators/ servicers that have gone out of business?

Below is a list of deals and current par exposure, for which the lead originator/servicer has discontinued operations:

•	Morgan Stanley ABS Capital I, Inc. Trust 2005-WMC $ 1.2 million (AAA rated)

•	New Century 2003-5, $40 million (AAA rated)

•	OWNIT Mortgage Trust 2006-OT1, $256.4 million (AAA rated)

•	American Home Mortgage Investment Trust $115.7 million (AAA rated)

In the case of the New Century exposure, the servicing rights have been sold to an outside party; performance since the transfer has continued to be good. In the case of each of the other exposures, servicing has remained, to date, with the original entity.

2.	Given the recent performance deterioration in the Subprime market, how has Ambac’s direct Subprime RMBS exposure been affected?

Ambac’s exposure to Subprime RMBS bonds has steadily decreased over the last couple of years to $8.8bn in September 2007. This is a result of Ambac having been very selective in underwriting new direct RMBS exposure in the last two years. Only four transactions were done in 2006 and 2007 for a total of $1.8bn. Our focus was almost exclusively on fixed rate loans as well as transactions in which a separate party takes a first loss risk position (i.e. pool insurer). We have reviewed each of these transactions and they are performing within expectations. Therefore, we do not anticipate making any claim payments and we have not established reserves for any of these transactions, although we continue to monitor all of our transactions for any adverse changes.

3.	Please describe Ambac’s exposure and risks to Alt-A, Option ARM, HELOC and Closed End 2nd transactions.

Ambac’s current insured portfolio is comprised of $7Bn Alt-A securitizations, $6Bn in deals backed by Option ARM collateral, $12.5Bn Home Equity Line of Credit securitizations and $5.7Bn in deals backed by Closed End Second liens. Of the $13Bn of Alt-A and Option ARM exposure, $11.5Bn or 88% is comprised of AAA risk. Of the $18.2Bn of HELOC and Closed End Seconds, over 91% has performed within our expectation and is currently rated by AMBAC at or above the assigned ratings given at the time the transactions closed. Please see the Ambac website for further details.